Exhibit A

                                     FORM

                                      OF

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            INGERSOLL-RAND COMPANY


                              ___________________


                 Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act ("NJBCA"), the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation.

                 1. The name of the Corporation (hereinafter called the "Corporation") is "Ingersoll-Rand Company".

                 2. The following resolution has been adopted by the Board of Directors of the Corporation (hereinafter called the "Board of Directors"), as required by Subsection 14A:7-2(3) of the NJBCA.

                 RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby amends and restates in their entirety the designation and number, relative rights, preferences and limitation of the Series A Preference Stock of the Corporation as follows:

                 (1) Designation and Amount. The shares of such series shall be designated as "Series A Preference Stock" (hereinafter referred to as "Series A Preference Stock") and the number of shares constituting the Series A Preference Stock shall be 600,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preference Stock to a number less than the number of shares then outstanding plus the number of

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                          shares reserved for issuance upon the exercise of
                          outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

                 (2)      Dividends and Distributions.

                          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, par value $2.00 per share of the Corporation (the "Common Stock"), and of any other stock of the Corporation ranking junior to the Series A Preference Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the im-mediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Corporation shall at any time after December 22, 1998, declare or pay any dividend on the Common Stock payable in

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                                  shares of Common Stock, or effect a
                                  subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (b) The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph (A) of this
                                  Section immediately after it declares a
                                  dividend or distribution on the Common
                                  Stock (other than a dividend payable in
                                  shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series A Preference Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

                          (c) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preference Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after

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                                  the record date for the determination of
                                  holders of shares of Series A Preference
                                  Stock entitled to receive a quarterly
                                  dividend and before such Dividend Payment
                                  Date, in either of which events such
                                  dividends shall begin to accrue and be
                                  cumulative from such Dividend Payment Date.
                                  Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                 (3) Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights;

                          (a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Restated Certificate of Incorporation or required by law, each share of Series A Preference Stock shall entitle the holder thereof to 1000 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after December 22, 1998, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to

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                                  such event shall be adjusted by multiplying
                                  such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (b) Except as otherwise provided herein, in the Restated Certificate of Incorporation or in any other Amendment creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                          (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 (4)      Certain Restrictions.

                          (a) Whenever quarterly dividends or other divi-dends or distributions payable on the Series A Preference Stock as provided in
                                  Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preference Stock outstanding shall have been paid in full, the Corporation shall not:

                                            (i)    declare or pay dividends,
                                  or make any other distributions, on any
                                  shares of stock ranking junior (as to
                                  dividends) to the Series A Preference
                                  Stock;


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                                           (ii)    declare or pay dividends,
                                  or make any other distributions, on any
                                  shares of stock ranking on a parity (as to dividends) with the Series A Preference Stock, except dividends paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                          (iii)    redeem or purchase or
                                  otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preference Stock or rights, warrants or options to acquire such junior stock;

                                           (iv)    redeem or purchase or
                                  otherwise acquire for consideration any
                                  shares of Series A Preference Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dis-solution or winding up) with the Series A Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares

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                                  upon such terms as the Board of Directors,
                                  after consideration of the respective
                                  annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                          (b)     The Corporation shall not permit any
                                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 (5) Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

                 (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preference Stock, except distributions made ratably on the Series A Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the

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                          event the Corporation shall at any time after
                          December 22, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Corporation shall at any time after December 22, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the

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                          number of shares of Common Stock that were
                          outstanding immediately prior to such event.

                 (8) No Redemption. The shares of Series A Preference Stock shall not be redeemable from any holder.

                 (9) Rank. The Series A Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

                 (10) Amendment. If any proposed amendment to the Restated Certificate of Incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preference Stock so as to affect the Series A Preference Stock adversely, then the holders of the Series A Preference Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preference Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the New Jersey Business Corporation Act.

                 3. The resolution was adopted by the Board of Directors at a meeting duly called and held on November 4, 1998, at which a quorum was present.

                 4. The Restated Certificate of Incorporation of the Corporation is amended so that the designation and number of shares of the class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series are as stated in the resolution.













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                 IN WITNESS WHEREOF, the undersigned have executed and
subscribed this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation this __ day of November, 1998.


                                               INGERSOLL-RAND COMPANY



                                               By:___________________________
                                                     Name:
                                                     Title:




































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